Exhibit 10.25

PEFORMANCE LTIP UNIT AWARD AGREEMENT
Pursuant to the Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long-Term Incentive Plan as amended through the date hereof (the “Plan”), and the Fourth Amended and Restated Limited Partnership Agreement, as amended (the “LP Agreement”), of Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Partnership”), Phillips Edison & Company, Inc. f/k/a Phillips Edison Grocery Center REIT I, Inc. (the “Company”), through its wholly owned subsidiary, Phillips Edison Grocery Center OP GP I LLC, as general partner of the Partnership, hereby grants an award (this “Award”) of the maximum number of Class C Units (as defined in the LP Agreement, hereinafter, “LTIP Units”) set forth on Exhibit A hereto (the “Maximum Award”) to the Grantee set forth on Exhibit A having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement.
1.Defined Terms. Capitalized terms in this award agreement (this “Agreement”) shall have the meaning specified in the Plan, unless a different meaning is specified herein. The following terms shall have the following respective meanings:
(a)“Dividend LTIP Units” means the number of additional LTIP Units that would have accumulated if the Grantee had received all distributions paid by the Company with respect to a number of shares of Common Stock, par value $0.01 per share of the Company (“Common Stock”) equal to the number of Earned LTIP Units (as defined in Section 3, disregarding any LTIP Units issued in respect of distributions and reduced by the distributions actually paid with respect to the LTIP Units) and such distributions had been invested in Common Stock at a price per share equal to (i) the Fair Market Value on the day immediately preceding the ex-dividend date for such distribution less (ii) the amount of such distribution.
(b)“Expiration Date” means the five-year anniversary of the last day of the Performance Period.
(c)“Performance Period” means the three calendar year period commencing on January 1st of the year in which the Grant Date (as defined in Exhibit A) occurs and concluding on the last day of such three-year period.
(d)“Valuation Date” means the earlier of (i) the last day of the third calendar year of the Performance Period or (ii) the date upon which a Change in Control occurs.

2.Restrictions on Transfer of Award.
(a)Except as otherwise permitted by the Committee, none of the LTIP Units granted hereunder nor any of the OP Units of the Partnership into which such LTIP Units may be converted (the “OP Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the right to exchange all or a portion of the OP Units for cash or, at the option of the Partnership, for shares of Common Stock (the “Exchange Right”) may not be exercised with respect to the OP Units, provided that, at any time after the date that (x) the LTIP Units vest and (y) is two (2) years after the effective date of the grant, (i) LTIP Units or OP Units may be Transferred to the Grantee’s Family Members (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 1 and (ii) the Exchange Right may be exercised with respect to OP Units, and OP Units may be Transferred to the Partnership or the Company in connection with the exercise of the Exchange Right, in accordance with and to the extent otherwise permitted by the terms of the LP Agreement. Additionally, all Transfers of LTIP Units or OP Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the LP Agreement. In connection with any Transfer of LTIP Units or OP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of LTIP Units or OP Units not in accordance with the terms and conditions of this Section 1 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units or OP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units or OP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
(b)For purposes of this Agreement, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50 percent of the voting interests.

3.Earning and Vesting of LTIP Units.
(a)As soon as practicable following the Valuation Date, but in no event later than 60 days thereafter, the Committee shall certify whether and to what extent the Performance Metrics (as defined in Exhibit A) were achieved and the percentage of the Maximum Award, if any, earned by the Grantee including the number of Dividend LTIP Units (the LTIP Units earned based on such certification, together with the Dividend LTIP Units, the “Earned LTIP Units”). The extent of the achievement of the Performance Metrics and the percentage of the Maximum Award earned at the end of the Performance Period, if any, will be determined as set forth on Exhibit A hereto. For the avoidance of doubt, in no event shall the Earned LTIP Units be greater than the number of LTIP Units issued pursuant to this Award (other than any increase attributable to Dividend LTIP Units). Subject to Section 3 of Exhibit A, fifty percent (50%) of the Earned LTIP Units shall be deemed vested on the last day of the Performance Period and the remaining fifty percent (50%) of the Earned LTIP Units shall vest on the first anniversary of the last day of the Performance Period, provided that the Grantee remains employed by the Company or any of its Subsidiaries through such date (each such date, a “Vesting Date”). The Committee may at any time accelerate the vesting schedule specified in this Section 3. Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the dividends in cash in lieu of issuing any Dividend LTIP Units.
(b)If the number of Earned LTIP Units is smaller than the number of LTIP Units previously issued to the Grantee, then the Grantee, as of the Valuation Date, shall forfeit a number of LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term LTIP Units will refer only to the LTIP Units that were not so forfeited and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. If the Earned LTIP Units are greater than the number of LTIP Units previously issued to the Grantee, then, upon the performance of the calculations set forth in this Section 3: (i) the Company shall cause the Partnership to issue to the Grantee, as of the Valuation Date, a number of additional LTIP Units equal to the difference; (ii) such additional LTIP Units shall be added to the LTIP Units previously issued, if any, and thereby become part of this Award; (iii) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (iv) thereafter the term Award LTIP Units will refer collectively to the LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Grantee confirming the truth and accuracy of the representations set forth in Section 13 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Award, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the number of Earned LTIP Units is the same as the number of LTIP Units previously issued to the Grantee, then there will be no change to the number of LTIP Units under this Award pursuant to this Section 3.
4.Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs prior to the end of the Performance Period, the Committee will determine the percentage of the Maximum Award that will be considered to be Earned LTIP Units by pro-rating the Performance Metrics for the shortened performance period and then measuring such pro-rated Performance Metrics against actual performance of the Company through the date of the Change in Control. The Committee shall make such determination as soon as practicable following the date of the Change in Control but in no event more than sixty (60) days thereafter. Earned LTIP Units will then be converted into time-based LTIP Units that will vest and be paid based on continued service through the relevant Vesting Date, subject to acceleration as set forth in Section 5 of Exhibit A.
5.Termination of Employment. Except as otherwise provided on Exhibit A, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 3 above, any LTIP Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested LTIP Units.
6.Effectiveness of Award. The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the LTIP Units that have vested pursuant to Exhibit A and Section 2 of this Agreement on such date and the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to such LTIP Units, as set forth in the LP Agreement.
7.Distributions. Distributions on the LTIP Units shall be paid to the Grantee pursuant to Section 17.2(a) of the LP Agreement.
8.Rights with Respect to LTIP Units. Without duplication with the provisions of Article 16 of the Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Agreement, then and in that event, the Committee shall take such action as shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of LTIP Units then subject to this Agreement and substitution of other awards under the Plan or otherwise. The Grantee shall have the right to vote the LTIP Units if and when voting is allowed under the LP Agreement, regardless of whether vesting has occurred.
9.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4.3 of the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Agreement shall control.
10.Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the LTIP Units granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
11.Tax Matters; Section 83(b) Election. The Grantee may make an election to include in gross income in the year of transfer the LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit B and to the extent so elected to supply the necessary information in accordance with the regulations promulgated thereunder.
12.Section 409A of the Code. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Grantee, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Grantee.
13.Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Grant Date and as of the Vesting Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.
14.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
15.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
16.Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as “Other Stock-Based Awards” under the Plan. The Company will have the right at its option, as set forth in the LP Agreement, to issue Common Stock in exchange for OP Units into which LTIP Units may have been converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement, and such Common Stock, if issued, will be issued under the Plan. The Grantee acknowledges that the Grantee will have no right to approve or disapprove such election by the Company.
17.Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
18.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning this Award.
19.Legend. The records of the Partnership and any other documentation evidencing the LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.
20.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (a) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights the Grantee may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. The Relevant Information will only be used in accordance with applicable law.
21.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Article 17 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
22.Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
23.Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.
24.Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
25.Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
26.Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Partnership.

27.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee by hand or at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the ________ day of ____________, 20__.

Phillips Edison & COMPANY, Inc.
By:
Name:____________________
Title: _____________________
Phillips Edison GROCERY CENTER OPERATING PARTNERSHIP I, l.p.
By: PHILLIPS EDISON GROCERY CENTER OP GP I LLC, Its General Partner
By:
Name:___________________
Title:____________________
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated:_______________
Grantee’s Signature:________________

Grantee’s name and address:________________

Exhibit A

Name of Grantee:_______________
Maximum No. of LTIP Units Granted:______________ (the “Maximum Award”)
Grant Date:______________________

28.Definitions. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement or in the Plan, as applicable. For purposes of this Exhibit A and the Agreement, the following terms shall have the following meanings:
(a)“Average Same-Center NOI Growth” means the average Same-Center NOI Growth over the Performance Period for the Company or member of the Peer Group, as applicable.
(b)“Cause” has the meaning set forth in the Severance Plan.
(c)“Core FFO Per Share Growth” is calculated as the Core FFO per share of the last year of the Performance Period (or pro-rated portion of the Performance period in the event of a Change in Control) divided by the Core FFO per share of the full year preceding the beginning of the Performance Period. For the avoidance of doubt, the share count used to calculate the Company’s Core FFO Per Share Growth will include all outstanding Stock and vested non-controlling interests convertible into Stock but will exclude any shares or non-controlling interests issued pursuant to the earnout provisions of the Definitive Contribution Agreement, dated May 18, 2017, between the Company and Phillips Edison Limited Partnership, as amended.
(d)“Core FFO” means core funds from operations of the Company or member of the Peer Group, as applicable, for each year in the Performance Period determined by reference to the consolidated financial statements of the Company or member of the Peer Group for such year. The Company’s Core FFO shall be subject to adjustment at the discretion of the Committee to take into account unusual or infrequently occurring events.
(e)“Disability” means (i) the Grantee’s absence from employment with the Company due to the Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for at least twelve (12) continuous months; or (ii) the Grantee is receiving income replacement benefits for at least three (3) months under an accident and health plan because of the Grantee’s medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for at least twelve (12) continuous months.
(f)“Good Reason” has the meaning set forth in the Severance Plan.
(g)“NAV Per Share” means the Company’s net asset value per share as reported in reports filed by the Company with the U.S. Securities and Exchange Commission. NAV Per Share shall be measured on a cumulative basis for the Performance Period and shall be measured on an annual basis thereafter through the Expiration Date. In the event of a Change in Control prior to the Expiration Date, NAV Per Share shall be measured as of the date of the Change in Control and shall be equal to the middle of the NAV Per Share range established by an independent third party valuation.
(h)“Peer Group” means members of the Company’s peer group, as determined by the Committee as of the Grant Date, which is comprised of Brixmor Property Group Inc. (BRX), Regency Centers Corporation (NYSE: REG), Weingarten Realty Investors (NYSE: WRI), Kimco Realty Corporation (NYSE: KIM), Retail Properties of America, Inc. (NYSE: RPAI), Ramco-Gershenson Properties Trust (NYSE: RPT), Retail Opportunity Investments Corporation (NASDAQ: ROIC), Kite Realty Group Trust (NYSE: KRG) and Cedar Realty Trust, Inc. (NYSE: CDR) (with appropriate or necessary adjustments during the Performance Period as determined by the Committee in good faith).
(i)“Performance Factor” means the percentage, from 0% to 100%, that will be applied to determine the Maximum Award.
(j)“Performance Metrics” means Average Same-Center NOI Growth and Core FFO Per Share Growth.
(k)“Retirement” means termination of Grantee’s employment with the Company after reaching the age of 65, following at least 10 years of service to the Company. For the avoidance of doubt, a termination for Cause shall not constitute Retirement hereunder.
(l)“Same-Center NOI Growth” means the same-center net operating income growth of the Company or member of the Peer Group, as applicable, for each year of the Performance Period determined by reference to the consolidated financial statements of the Company or member of the Peer Group for such year. The Company’s Same-Center NOI Growth shall be subject to adjustment at the discretion of the Committee to take into account unusual or infrequently occurring events. For the avoidance of doubt, the Company’s Same-Center NOI Growth will not be measured inclusive of redevelopment growth.
(m)“Severance Period” has the meaning set forth in the Severance Plan.
(n)“Severance Plan” means the Phillips Edison Grocery Center REIT I, Inc. Executive Severance and Change in Control Plan as in effect as of the Grant Date.
29.Earned LTIP Units. Fifty percent (50%) of the Maximum Award shall be earned based upon the Company’s Average Same-Center NOI Growth for the Performance Period relative to the Average Same-Center NOI Growth of the Peer Group for the Performance Period (the “Same Center NOI LTIP Units”) and fifty percent (50%) of the Maximum Award shall be earned based upon the Company’s Core FFO Per Share Growth for the Performance Period relative to the Core FFO Per Share Growth of the Peer Group for the Performance Period (the “Core FFO LTIP Units”), each determined as set forth in the table below, and shall be equal to: (i) the number of Same Center NOI LTIP Units or Core FFO LTIP Units, as applicable; multiplied by (ii) the Performance Factor, where the Performance Factor shall be determined based on the Company’s percentile ranking for the applicable Performance Metric for the Performance Period in relation to the Peer Group. In no event may more than 100% of the Same-Center NOI LTIP Units or 100% of the Core FFO LTIP Units become Earned Restricted Stock Units.

Award Level	Percentile Rank Relative to the Peer Group	Performance Factor*
Maximum	At or above the 75th Percentile	100%
Target	At the 50th Percentile	50%
Threshold	At the 25th Percentile	25%
Less than Threshold	Below the 25th Percentile	0%
* The Performance Factor will be determined based on straight line interpolation for relative performance between the Threshold-Target and Target-Maximum Award Levels set forth above. The Maximum Performance Factor for each Performance Metric is 100%.
30.NAV Modifier. Notwithstanding the provisions of Section 2 above, in the event that the Committee determines that NAV Per Share for the entire Performance Period is negative (i.e., NAV Per Share at the beginning of the Performance Period is more than NAV Per Share at the end of the Performance Period), any portion of the Maximum Award in excess of 50% of the total amount of the Maximum Award that becomes Earned LTIP Units pursuant to Section 3 of the Agreement shall remain outstanding but shall not vest (such portion of the Earned LTIP Units in excess of 50% of the Maximum Award, the “Contingent LTIP Units”). The Contingent LTIP Units shall only vest if the Committee determines that NAV Per Share becomes positive on or prior to the Expiration Date (i.e., NAV Per Share on the relevant measurement date exceeds NAV Per Share at the beginning of the Performance Period). In the event that the Committee determines that NAV Per Share is positive on or prior to the Expiration Date, the Contingent LTIP Units shall become vested and nonforfeitable on such date. In the event of a Change in Control, as soon as practicable following the date of the Change in Control but in no event more than sixty (60) days thereafter, the Committee shall determine NAV Per Share as of the date of the Change of Control and, if NAV Per Share is positive as of the date of the Change in Control (i.e., NAV Per Share on the date of the Change in Control exceeds NAV Per Share at the beginning of the Performance Period), all Earned LTIP Units shall vest and become nonforfeitable on the date the Committee makes such determination. In the event the Stock becomes admitted to trade on a national securities exchange, NAV Per Share shall be deemed to be positive on the date that the Committee determines that the closing price of the Stock on such national securities exchange exceeds NAV Per Share at the beginning of the Performance Period for twenty (20) consecutive trading days.
31.Termination of Employment as a result of Death, Disability, or Retirement. In the event that the Grantee’s employment with the Company is terminated as a result of the Grantee’s death, Disability, or Retirement, following the Valuation Date, the portion of the LTIP Units that would have vested during the Severance Period shall thereupon vest. In the event that the Grantee’s employment with the Company is terminated as a result of the Grantee’s death, Disability, or Retirement prior to the Valuation Date, the Award shall remain outstanding and shall not be forfeited and, the Grantee shall become vested in a pro-rated portion of the number of LTIP Units that are deemed Earned LTIP Units on the Valuation Date. The pro-ration shall be determined based on the ratio of (i) the number of days the Grantee was employed during the Performance Period plus the number of days in the Grantee’s Severance Period to (ii) the total number of days in the Performance Period.
32.Executive Severance and Change in Control Plan. Notwithstanding anything to the contrary in the Agreement, the terms of the Severance Plan shall remain in effect. In the event of a termination of the Grantee’s employment by the Company and its Affiliates (as defined in the Severance Plan) not for Cause or the Grantee resigns for Good Reason, the Award shall be treated as set forth in Section 4(c) or Section 5(c) of the Severance Plan, as applicable.
33.Termination for Cause or Resignation not for Good Reason. For the avoidance of doubt, in the event of a termination of the Grantee’s employment by the Company for Cause or the Grantee’s resignation not for Good Reason, Section 5 of the Agreement shall apply.

EXHIBIT B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, Treasury Regulations Section 1.83-2 promulgated thereunder, and Rev. Proc. 2012-29, 2012-28 IRB, 06/26/2012, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, address and taxpayer identification number of the undersigned are:
Name:    ______________________________________ (the “Taxpayer”)
Address: _____________________________________

Social Security No./Taxpayer Identification No.: ____________________
Taxable Year: Calendar Year ____

2.	Description of property with respect to which the election is being made:
The election is being made with respect to _________ Class C Units (“LTIP Units”) in Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Partnership”).

3.	The date on which the LTIP Units were transferred to the undersigned is _________________________.

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)
The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	The amount to include in gross income is $0.
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.
Dated: __________________

Name: ___________________________

Schedule to Section 83(b) Election -Vesting Provisions of LTIP Units
Class C Units (“LTIP Units”) are subject to time- and performance-based vesting, provided that the Taxpayer remains an employee of Phillips Edison & Company, Inc. (the “Company”) or its subsidiaries through such vesting, subject to acceleration in the event of certain extraordinary transactions. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.

EXHIBIT C
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:
(a)    The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The latest Proxy Statement for the annual meeting of stockholders;
(ii)The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iii)The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iv) above;
(iv)Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(v)The Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership I, L.P., as then amended;
(vi)The Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long Term Incentive Plan, as then amended; and
(vii)The Company’s Articles of Incorporation, as then amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of Class C Units (“LTIP Units”) shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)    The Grantee hereby represents and warrants that
(i)    The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into OP Units of the Partnership (“OP Units”) and the potential redemption of such OP Units for shares of Common Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Grantee understands that (A) the Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company. The Grantee did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Grantee’s receipt of LTIP Units.
(iii)    The LTIP Units to be issued, the OP Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such OP Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, OP Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)    The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the OP Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or OP Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and OP Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the OP Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the OP Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the OP Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the OP Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)    The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vi)    No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).
(c)    So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The Grantee may make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and to the extent so elected has delivered with this Agreement a completed, executed copy of the election form attached to this Agreement as Exhibit B. To the extent so elected, the Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.
(e)    The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.
(f)    The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Partnership shall be notified promptly of any changes in the foregoing representations.